SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

SureWest Communications
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

PLAN ELECTION NOTICE TO PARTICIPANTS OF SUREWEST KSOP PLAN

THIS PLAN ELECTION NOTICE CONTAINS AN ELECTION INSTRUCTION FORM
FOR YOUR PLAN SHARES ONLY
PLEASE CAREFULLY READ THIS PLAN ELECTION NOTICE

May 16, 2012

Dear Plan Participant:

SureWest Communications (“SureWest”) Special Meeting of Stockholders is scheduled to be held on June 12, 2012 to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 5, 2012, by and among Consolidated Communications Holdings, Inc. (“Consolidated”) and SureWest.

You should have recently received proxy materials relating to your interest in the SureWest Company Stock Fund (the “Company Stock Fund”) in the SureWest KSOP Plan (the “Plan”). Please return your proxy card(s) in the envelope previously provided for that purpose, and not in the envelope enclosed with this Plan Election Notice, which applies only to your election regarding the merger consideration.

Plan Election Notice
This Plan Election Notice outlines your election rights under the Plan regarding the merger consideration. This Plan Election Notice relates only to shares of SureWest common stock allocable to your Plan account. This Plan Election Notice does not relate to your other investments in the Plan or to shares of SureWest common stock you may own outside of the Plan.

You may choose the form of merger consideration that you wish to receive in the merger with respect to your Plan account. You may (1) elect to receive cash as consideration with respect to all of the shares of SureWest common stock allocable to your Plan account, (2) elect to receive shares of Consolidated common stock as consideration with respect to all of the shares of SureWest common stock allocable to your Plan account, (3) elect to receive a combination of cash and Consolidated common stock as consideration and specify, in whole percentages, the percentage of shares of SureWest common stock allocable to your Plan account with respect to which you elect to receive each type of consideration or (4) by not returning your Plan Election Instruction Form in good order, you choose to make no election with respect to the shares of SureWest common stock allocable to your Plan account.

To the extent you receive stock as merger consideration, it will be invested in the Consolidated Company Stock Fund, a unitized investment within the Plan, which it is expected will consist primarily of shares of Consolidated common stock, as well as a cash position. To the extent you receive cash as merger consideration, it will be invested in your Plan’s Qualified Default Investment Alternative, which is the Vanguard Target Retirement Fund with a target date closest to when you turn age 65 (“QDIA”).

You are not guaranteed to receive the form of merger consideration that you elect. Your election may be subject to proration and reallocation procedures set forth in the merger agreement and as described in the proxy materials previously provided to you, in addition to any proration as a result of your unitized interest in the Company Stock Fund.

Plan Election Instruction Form
If you want to make an election with respect to shares allocated to your Plan account, you must complete and return the enclosed election form (the “Plan Election Instruction Form”) to Computershare Trust Company, N.A. (the “SureWest Plan Election Tabulator”) at the address shown on the Plan Election Instruction Form, no later than 5:00 p.m., New York time, seven business days prior to the close of the merger or such other date as Consolidated and SureWest mutually agree (the “Plan Election Instruction Deadline”). Subject to receipt of the required stockholder and regulatory approvals and the satisfaction or waiver of the other conditions to completion of the merger, the merger close date is currently targeted for early July 2012. Accordingly, to ensure that your Plan Election Instruction Form is received by the SureWest Plan Election Tabulator prior to the Plan Election Instruction Deadline, your Plan Election Instruction Form must be received by the SureWest Plan Election Tabulator no later than 5:00 p.m., New York time, on Wednesday, June 20, 2012. You may wish to consider using overnight delivery service to ensure your Plan Election Instruction Form is received on time. Information on where to return your Plan Election Instruction Form is included on the Plan Election Instruction Form.

If you do not return your Plan Election Instruction Form to the SureWest Plan Election Tabulator by the Plan Election Instruction Deadline, or if your Plan Election Instruction Form is not properly completed, signed and received by the SureWest Plan Election Tabulator, you will be deemed to have made no election with respect to the shares allocated to your Plan account. In that case, you may receive cash, Consolidated stock or a combination of both according to the proration and reallocation procedures set forth in the merger agreement and as described in the proxy materials previously provided to you and based on your Plan account’s unitized interest in the Company Stock Fund. Any cash received will be invested in the QDIA, and any stock received will be invested in the Consolidated Company Stock Fund (as described above).

The QDIA is the default investment fund in the Plan appointed for receipt of cash elections in the merger. Upon completion of the merger and the receipt of any cash elections into the QDIA under your Plan account, you’ll have the right to change the investment to any of the other investment funds offered under the Plan.

Blackout Period
The Company Stock Fund in the Plan will be closed effective seven business days prior to the close of the merger. This “blackout period” is expected to commence at 1:00 p.m., New York time, on Wednesday, June 20, 2012. As a result, you won’t be able to make an exchange, make a contribution or loan repayment, take a loan, or request a withdrawal or distribution from the Company Stock Fund after the blackout period has commenced. The blackout period is described in further detail in a separate mailing you may have already received or should be receiving shortly (the “Blackout Notice”). Other investments in your Plan account will not be impacted by the blackout period. For specific information about the blackout period or how it may affect your Plan account, contact Vanguard by calling (800) 523-1188.

During the blackout period, the Company Stock Fund will be closed to new contributions. Participants are strongly encouraged to make a contribution allocation change for contributions previously directed to the Company Stock Fund. You have the right to change how your contribution allocations are invested among the investments offered under your Plan. If no election is made, any new contributions to the Company Stock Fund received by the Plan after Wednesday, June 20, 2012 will be redirected to the QDIA, unless you make a contribution allocation change.

For More Information
If you have questions about making an election with respect to your merger consideration or the proxy materials you previously received, please contact Okapi Partners, LLC, the information agent, at (877) 796-5274 (toll-free) or (212) 297-0720. Enclosed are Fund Fact Sheets which provide additional information about the Vanguard Target Retirement Funds (including the investment objectives, risk and return characteristics, fees and expenses of the fund). If you would like to make changes to your investments, receive additional information about the Vanguard Target Retirement Fund or any other Plan investment fund, or ask questions about your Plan account or the blackout period, contact Vanguard by logging onto Vanguard.com, or calling (800) 523-1188.

Sincerely,

Vanguard Fiduciary Trust Company
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

SUREWEST COMMUNICATIONS

Correction to Joint Proxy Statement/Prospectus
Dated April 24, 2012

Important Information Regarding Dissenters’ Rights
The summary description of the dissenters’ rights of SureWest shareholders contained in the Joint Proxy Statement/Prospectus dated April 24, 2012, which was previously mailed to SureWest shareholders of record as of April 23, 2012 (the “Record Date”) (the “Proxy Statement”), incorrectly stated that (A) SureWest shareholders as of the Record Date could perfect dissenter’s rights so long as they did not vote in favor of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger and (B) that SureWest shareholders as of the Record Date must make a written demand that SureWest purchase for cash those shares with respect to which they wish to act as dissenting shareholders no later than 30 days after SureWest sends a notice of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger by the requisite shareholders at the special meeting. Below under “DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS” is a corrected summary description of the dissenters’ rights of SureWest shareholders.

The principal changes reflected below are as follows. Since the Company Stock Fund primarily consists of shares of SureWest common stock , which are listed and traded on NASDAQ, in order to perfect their dissenters’ rights, SureWest shareholders of record must:

(i)	make written demand for the purchase of their dissenting SureWest common stock shares allocable to their Plan account to SureWest on or before June 12, 2012, the date of the special meeting, and

(ii)	vote their dissenting shares “against” approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Shareholders of record wishing to perfect their dissenters’ rights must also follow the other applicable procedural requirements described under “DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS” below and “ANNEX IV (California Statute Relating to Shareholders’ Dissenters’ Rights)” in the Joint Proxy Statement/Prospectus.

The discussion of the dissenters’ rights of record holders of SureWest common stock contained on pages 125-126 of the Joint Proxy Statement/Prospectus dated April 24, 2012 is hereby amended and restated in its entirety as follows:

DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS

     If the Mergers are completed, you may be entitled to dissenters’ rights under Chapter 13 of the California Corporations Code (“Chapter 13”) as long as you comply with the conditions established by Chapter 13 and the other requirements of Chapter 13 are satisfied. Under California law, no dissenters’ rights are available for shares listed on any national securities exchange, including the NASDAQ Global Select Market, such as SureWest’s common stock, unless demands for payment are filed by at least five percent of the outstanding shares of SureWest’s common stock.

     If you have a beneficial interest in shares of SureWest common stock that are held of record in the name of another person, such as a broker, bank or other nominee, and you desire to perfect any dissenters’ rights, you must act promptly to cause the holder of record timely and properly to follow the steps summarized below. Dissenters’ rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

     The discussion below is not a complete summary regarding dissenters’ rights of SureWest shareholders under California law and is qualified in its entirety by reference to the text of the relevant provisions of California law, which are attached to this proxy statement as Annex IV. You should review this summary and Chapter 13 carefully if you wish to exercise dissenters’ rights or if you want to preserve your right to do so in the future, because failure to comply with the required procedures within a certain time frame will result in the loss of your dissenters’ rights.

     If the Mergers are completed, SureWest shareholders who vote against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, may become entitled to be paid cash for the fair market value of their stock in lieu of the Merger Consideration set forth in the Merger Agreement.

     The Merger Agreement provides that shares of SureWest common stock held by a holder who is entitled to demand and has properly demanded dissenters’ rights in accordance with Chapter 13 shall not be converted into the right to receive the $23.00 per share Merger Consideration. At the effective time of the Mergers, such holders will cease to have any rights with respect to such dissenting shares, except the right to receive payment of the fair market value of such shares determined in accordance with Chapter 13.

     Section 1301(a) of the California Corporations Code requires SureWest to give notice (the “Approval Notice”) that the Mergers were approved to each of its shareholders who (i) voted against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and (ii) has made a proper demand not later than the date of the special meeting. Section 1301(a) of the California Corporations Code requires SureWest to provide in the Approval Notice a statement of the fair market value (excluding any appreciation or depreciation in consequence of the Mergers) of the shares on February 3, 2012, the day before the first announcement of the terms of the Mergers. If you do not wish to pursue your dissenters’ rights, you will be entitled to receive the Merger Consideration set forth in the Merger Agreement in exchange for your shares of SureWest common stock. All of SureWest’s shareholders who desire to pursue their dissenters’ rights must follow the procedures to perfect such rights as described below.

     Should you wish to become a dissenting shareholder:

1.	you must continuously hold your shares from the record date for shareholders entitled to consent to the Mergers;

2.	you must vote any of the shares you wish to qualify as dissenting shares against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger;

3.	you must make a written demand of SureWest not later than the date of the special meeting. In your written demand to SureWest, include the number of shares you are qualifying as dissenting shares and state the amount you believe to be the fair market value of those shares as of the day before the announcement of the Mergers. This statement of the fair market value of your shares will constitute an offer to sell your dissenting shares to SureWest at such price. You should send your written demand to (a) Corporate Secretary at SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678 or (b) SureWest’s transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Operations Center, Brooklyn, NY 11219, so that it is received not later than the date of the special meeting. Even if you vote against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, or if you gave a proxy to someone directing a vote against approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, you must still make the written demand to SureWest not later than the date of the special meeting as described above in order to qualify your shares as dissenting shares. Such demand will not be effective unless it is received by not later than the date of the special meeting;

4.	you must submit (a) the certificates representing your dissenting shares or (b) if the shares are uncertificated securities, written notice of the number of shares which you demand that SureWest purchase, to Corporate Secretary at SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678 or to SureWest’s transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Operations Center, Brooklyn, NY 11219. You must submit your certificates or notice within 30 days after the mailing of the Notice of Approval; and

5.	demands must be filed in accordance with the requirements of Chapter 13 with respect to at least five percent of the outstanding shares of SureWest’s common stock not later than the date of the special meeting.

     If SureWest agrees that your shares have been validly qualified as dissenting shares, and you and SureWest agree upon the price of the shares, you will be entitled to the agreed upon price, plus any interest that may accrue at the legal rate on judgments from the date of such agreement.

     If SureWest does not agree that your shares were validly qualified as dissenting shares, or if you and SureWest fail to agree upon the fair market value of your shares, you may file a complaint with the California Superior Court within six months after the Approval Notice is mailed to you, requesting that the court determine the fair market value of the dissenting shares and/ or whether your shares qualify as dissenting shares.

     If demands are received with respect to less than five percent of the outstanding shares of SureWest’s common stock, or if you fail to perfect your dissenters’ rights or effectively waive, withdraw or lose such rights, or if a court of competent jurisdiction determines that you are not entitled to relief under Chapter 13, your shares of common stock will thereupon be deemed to have been canceled and converted into the right to receive the Merger Consideration.

     You may submit a form of election even if you vote against the approval of the Merger Agreement, the Merger Certificates and the transactions contemplated thereby, including the First Merger. If your shares of common stock are deemed to have been canceled and converted into the right to receive the Merger Consideration pursuant to the preceding paragraph, such form of election will be considered together with all other forms of election properly completed and submitted, subject to the proration procedures contained in the Merger Agreement and described under “The Mergers—SureWest Shareholders Making Cash and Stock Elections”.

     YOU SHOULD BE AWARE THAT IF YOU SEEK TO EXERCISE DISSENTERS’ RIGHTS, THE FAIR MARKET VALUE OF YOUR SHARES, AS FINALLY DETERMINED UNDER CALIFORNIA LAW, COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE AMOUNT OF THE MERGER CONSIDERATION THAT YOU WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT. IF THE FAIR MARKET VALUE AS FINALLY DETERMINED EXCEEDS THE MERGER CONSIDERATION THAT WAS OFFERED BY CONSOLIDATED, THE COSTS AND EXPENSES (INCLUDING, IN THE DISCRETION OF THE COURT, ATTORNEYS’ FEES, FEES OF EXPERT WITNESSES AND INTEREST IF THE VALUE AWARDED BY THE COURT IS MORE THAN 125 PERCENT OF THE PRICE OFFERED BY SUREWEST) OF THE APPRAISAL PROCEEDING WILL BE ASSESSED AGAINST SUREWEST. OTHERWISE, THE COSTS MAY BE APPORTIONED AT THE DISCRETION OF THE COURT.

     IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO DISSENTERS’ RIGHTS, ALL SUREWEST SHAREHOLDERS THAT WISH TO EXERCISE DISSENTERS’ RIGHTS OR THAT WISH TO PRESERVE THEIR RIGHT TO DO SO SHOULD CAREFULLY REVIEW CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE, BECAUSE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS. THOSE WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER CHAPTER 13.

This form must be received by Computershare no later than 5:00 p.m. Eastern Time on Wednesday, June 20, 2012	SUREWEST KSOP PLAN
MERGER CONSIDERATION DIRECTION FORM

Plan Account Name:

INSTRUCTIONS:

     You must complete, sign and date this Merger Consideration Direction Form and promptly submit it to Computershare in the envelope provided. Forms not received by 5:00 p.m. (Eastern Time) on Wednesday, June 20, 2012, will be deemed not to have made an election and as a result, your SureWest shares may be exchanged for cash consideration, stock consideration or a combination of cash consideration and stock consideration in accordance with the proration procedures contained in the Merger Agreement. If you are signing as a beneficiary, alternate payee, attorney, executor, administrator, trustee or guardian, please give your full title as such and submit appropriate documentation supporting your authority.

MERGER CONSIDERATION DIRECTIONS:

     As a participant, alternate payee or beneficiary in the KSOP Savings Plan (the “KSOP”), you can direct Vanguard Fiduciary Trust Company (the “Trustee”) of the KSOP Plan to elect on your behalf cash, Consolidated Communications common stock (“Consolidated Shares”) or a combination of cash and Consolidated Shares. Your directions will be used to determine the “merger consideration” that will be allocated to your KSOP Plan account in exchange for the shares of SureWest common stock (the “SureWest Shares”) presently allocated to your KSOP Plan account. Your directions are subject to proration as described in the Proxy Statement/Prospectus mailed to you on or about May 2, 2012 and in the merger agreement between Consolidated and SureWest (the “Merger Agreement”). You are urged to read the Proxy Statement and the Merger Agreement in their entirety before completing this form. Your directions will apply to the total number of SureWest Shares allocated to your KSOP Plan account as of June 20, 2012. You can call Vanguard at (800) 523-1188 to determine the number of SureWest Shares held in your KSOP Plan account or access this information through the Vanguard website at www.vanguard.com.

     Choose ONE of the following options. If you do not submit a direction with respect to your SureWest Shares, you will be deemed not to have made an election and as a result, your SureWest shares may be exchanged for cash consideration, stock consideration or a combination of cash consideration and stock consideration in accordance with the proration procedures contained in the Merger Agreement.

☐ I direct the Trustee to elect to receive CASH consideration of $23.00 for ALL (100%) of my SureWest Shares, subject to possible proration;

       OR

☐ I direct the Trustee to elect to receive STOCK consideration for ALL (100%) of my SureWest Shares, subject to possible proration.

       OR

☐ I direct the Trustee to elect to receive a COMBINATION of CASH and STOCK consideration for my SureWest Shares based on the percentages of the SureWest Shares in my KSOP Plan account set forth below. Please write the whole percentage (no fractions) for each form of consideration you wish to receive in the spaces below:

______ % (between 1% and 100%) in the form of CASH

______ % (between 1% and 100%) in the form of CONSOLIDATED SHARES

______ % TOTAL (must equal 100%)

DIRECTION, ACKNOWLEDGEMENT AND SIGNATURE:

     I hereby direct the SureWest Administrative Committee for the Retirement Plan to elect the merger consideration with respect to my SureWest Shares in my KSOP Plan account in accordance with the foregoing directions. In connection with my directions:

  I understand and acknowledge that my directions will not be divulged on an individual basis to SureWest or its officers and directors.

  I have read and understand the attached notice, which provides additional information about my directions and the treatment of merger consideration received by the KSOP Plan, the terms of which are incorporated herein.

  I understand and acknowledge that I have received a copy of the Proxy Statement/Prospectus.

  By signing this form, I hereby waive any previously submitted notice of objection to the merger and exercise of appraisal rights and waive any appraisal rights with respect to my SureWest Shares.
Signature:

Social Security Number for Account Holder:

Print Name and Title (as applicable):

Date:	Daytime Telephone No. (include area code):

Return Form to: COMPUTERSHARE TRUST COMPANY, N.A., Exchange Agent

By Mail:
Computershare Trust Company, N.A.
Attention: Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

By Overnight Courier:
Computershare Trust Company, N.A.
Attention: Corporate Actions
250 Royall Street, Suite V
Canton, MA 02021

By Facsimile Transmission:
(617) 360-6810

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.